UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8‑K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2018
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OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	0-19582 (Commission File Number)	56-0751714 (I.R.S. Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)

(336) 889-5000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2018, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”), upon the recommendation of the Board’s Governance and Nomination Committee, elected and appointed the following three current employees of the Company to the positions described below, effective as of May 16, 2018, in connection with the Company’s officer succession planning:

•	Greg C. Gantt, currently President and Chief Operating Officer, will serve as President and Chief Executive Officer;

•	David S. Congdon, currently Vice Chairman of the Board and Chief Executive Officer, will serve as Executive Chairman; and

•	Earl E. Congdon, currently Executive Chairman of the Board, will serve as Senior Executive Chairman.
Messrs. Congdon and Congdon will continue their active involvement with the Company in their new roles and will continue to serve as executive officers of the Company.
Mr. Gantt, age 62, has served as the Company’s President and Chief Operating Officer since May 2015. He previously served as the Company’s Executive Vice President and Chief Operating Officer from June 2011 to May 2015, and as the Company’s Senior Vice President - Operations from January 2002 to June 2011. Mr. Gantt joined the Company in November 1994 and served as one of the Company’s regional Vice Presidents until January 2002. There are no arrangements or understandings between Mr. Gantt and any other person pursuant to which he was selected as an officer. Mr. Gantt does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Gantt has a material interest requiring disclosure under Item 404(a) of Regulation S-K. Upon the recommendation of the Board’s Governance and Nomination Committee (the “Committee”), the Board has also determined to include Mr. Gantt in the Company’s slate of director nominees for the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”). Effective June 1, 2018, his annual base salary will be $650,000 and his participation factor in the Company’s Performance Incentive Plan (the “PIP”) will be 0.50%. He will continue to be eligible to receive an annual restricted stock award, determined in the same manner as any such awards that are granted to the Company’s other officers, under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”). Mr. Gantt will relinquish the position of Chief Operating Officer effective May 16, 2018.
In connection with Mr. David Congdon’s transition to Executive Chairman, the Company expects to enter into a Third Amendment to Amended and Restated Employment Agreement with Mr. Congdon, effective May 16, 2018, to reflect his new role as Executive Chairman (the “Amendment”). The terms of the Amendment will be disclosed in an amendment to this Form 8-K. In addition, upon the recommendation of the Committee, the Board has determined to include Mr. Congdon in the Company’s slate of director nominees for the Annual Meeting. He will continue to serve as an executive officer of the Company, with an annual base salary of $630,895 and a participation factor of 1.02% in the PIP. In addition, he will continue to be eligible to receive an annual restricted stock award, determined in the same manner as any such awards that are granted to the Company’s other officers, under the 2016 Plan.
In connection with Mr. Earl Congdon’s transition to Senior Executive Chairman and upon the recommendation of the Committee, the Board has determined to include Mr. Congdon in the Company’s slate of director nominees for the Annual Meeting. He will continue to serve as an executive officer of the Company with, effective June 1, 2018, an annual base salary of $400,000 and a participation factor of 0.35% in the PIP. He will continue to be eligible to receive an annual restricted stock award, determined in the same manner as any such awards that are granted to the Company’s other officers, under the 2016 Plan. In connection with Mr. Congdon’s transition to Senior Executive Chairman, the Board does not intend to renew Mr. Congdon’s Second Amended and Restated Employment Agreement, as amended, which will be permitted to expire in accordance with its terms on November 1, 2018.
Except as otherwise set forth above, each of Messrs. Congdon, Congdon and Gantt shall continue to receive the benefits historically provided to them, shall continue to participate in the benefit plans generally available to other Company officers, and shall be eligible for any and all additional benefits made available to Company officers generally.

Item 8.01	Other Events.
A copy of the press release issued by the Company, dated March 9, 2018, describing the management changes described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 9, 2018
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ KIMBERLY S. MAREADY
Kimberly S. Maready
Vice President – Accounting and Finance
(Principal Accounting Officer)

Date: March 9, 2018

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

99.1	Press Release dated March 9, 2018